                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 5, 1996 (except Note 12, as to which the date is July 31, 1996), with respect to the financial statements of Advanced Materials Technologies, Inc. included in the Registration Statement (Amendment #1 to Form S-1 No. 333-10777) and related Prospectus of Triumph Group, Inc. for the registration of 2,625,000 shares of its common stock.

                                            /s/ Ernst & Young LLP

Phoenix, Arizona
September 25, 1996

                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 22, 1996, in the Registration Statement (Amendment #1 to Form S-1 No. 333-10777) and related Prospectus of Triumph Group, Inc. (formerly The Triumph Group Holdings, Inc.) for the registration of 2,625,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 25, 1996